Exhibit 2

TRANSACTION INFORMATION

The following table sets forth all transactions with respect to Common Stock effected in the past 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on June 3, 2020. All such transactions were sales of Class A Common Stock effected in the open market in accordance with Rule 144 under the Securities Act of 1933, as amended. The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the number of shares of Class A Common Stock sold at each separate price within the price ranges set forth on the table below.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Weighted Average Price ($)	Price Range ($)
5/20/2020	Featherman H Company LP	Sell	139,320	54.0866	54.00 – 54.30
5/21/2020	Featherman H Company LP	Sell	118,987	53.4711	53.00 – 53.99
5/21/2020	Featherman H Company LP	Sell	13,574	54.1876	54.01 – 54.55
5/22/2020	Featherman H Company LP	Sell	10,000	53.0863	53.00 – 53.52
5/26/2020	Featherman H Company LP	Sell	187,143	56.5747	56.11 – 57.11
5/26/2020	Featherman H Company LP	Sell	12,057	57.6725	57.12 – 58.12
5/26/2020	Featherman H Company LP	Sell	800	58.2006	58.19 – 58.21
5/27/2020	Featherman H Company LP	Sell	221,139	56.2436	56.00 – 57.00
5/27/2020	Featherman H Company LP	Sell	29,126	57.3283	57.01 – 58.01
5/27/2020	Featherman H Company LP	Sell	49,735	58.6220	58.02 – 59.00
5/28/2020	Featherman H Company LP	Sell	63,791	56.4944	56.00 – 57.00
5/28/2020	Featherman H Company LP	Sell	1,000	57.1600	57.16
6/1/2020	Featherman H Company LP	Sell	66,801	55.6685	55.00 – 55.98
6/1/2020	Featherman H Company LP	Sell	326,527	56.2192	56.01 – 56.81
6/2/2020	Featherman H Company LP	Sell	239,638	56.5557	55.99 – 56.99
6/2/2020	Featherman H Company LP	Sell	170,362	57.2356	57.01 – 57.49
6/3/2020	Featherman H Company LP	Sell	34,300	58.7979	58.15 – 59.14
6/3/2020	Featherman H Company LP	Sell	232,864	59.8257	59.16 – 60.15
6/3/2020	Featherman H Company LP	Sell	82,636	60.6135	60.16 – 61.12
6/3/2020	Featherman H Company LP	Sell	200	61.1800	61.18